Exhibit 99.3

Streamline Health® Closes on Sale of Legacy Enterprise Content Management (ECM) Business

Exit of legacy business to enable Streamline to focus on growth of SaaS-based product portfolio

Atlanta, GA – February 25, 2020 – Streamline Health Solutions, Inc. (NASDAQ: STRM), provider of integrated solutions, technology-enabled services and analytics supporting revenue cycle optimization for healthcare enterprises, today announced that it had closed its previously announced asset sale transaction with Hyland of Westlake, Ohio to sell its legacy Enterprise Content Management (ECM) business for total consideration of $16 million, subject to certain adjustments for customer prepayments.

Proceeds from the sale will be used by the Company to pay off its term loan with Bridge Bank, and to fund continuing development and incremental investment in sales and marketing in support of its eValuator™ cloud-based pre- or post-bill coding analysis platform.

“Our mission is to lead an industry movement to have every healthcare provider use pre-bill technology to improve their financial performance,” stated Tee Green, President and Chief Executive Officer, Streamline Health. “By exiting our declining legacy ECM business , we have positioned our Company to be laser-focused on driving revenue growth with our powerful SaaS-based software solutions and services. This is the culmination of our multi-year plan to be thought leaders in the mid-revenue cycle space. Our plan is to invest in product management, sales and marketing primarily in support of our eValuator pre-bill coding analysis platform.”

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge – providing actionable insights that support revenue cycle optimization for healthcare enterprises. We deliver integrated solutions and analytics that enable providers to drive reimbursement in a value-based world. We share a common calling and commitment to advance the quality of life and the quality of healthcare – for society, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s future performance, growth and market opportunities, investments in sales and marketing related to the development of the Company’s eValuator product and use of proceeds from the sale of the ECM business, and updated revenue guidance.  These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company's solutions, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company's ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:

Randy Salisbury

SVP, Chief Marketing Officer

(404) 229-4242

randy.salisbury@streamlinehealth.net